UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Barnes & Noble, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Explanatory Note

This Amendment No. 1 (the “Proxy Statement Amendment”) to the definitive proxy statement on Schedule 14A (the “Proxy Statement”) filed by Barnes & Noble, Inc. (the “Company”) with the Securities and Exchange Commission on October 28, 2010 amends and supplements the description of the Rights Agreement, dated as of November 17, 2009, as amended February 17, 2010 and June 23, 2010, between the Company and Mellon Investor Services LLC (as amended from time to time, the “Rights Agreement”), contained in the Proxy Statement. The Rights Agreement pertains to the contingent rights (the “Rights”) to purchase Series I Preferred Stock, par value $0.001 per share, of the Company. The information set forth in the Proxy Statement remains unchanged except to the extent inconsistent with the information set forth in this Proxy Statement Amendment, in which case the information in the Proxy Statement is superseded by the information in this Proxy Statement Amendment.

Amendments to the Rights Agreement

On October 29, 2010, the Company entered into an amendment (the “Amendment”) to the Rights Agreement. Prior to the Company’s entry into the Amendment, the Rights Agreement provided that:

•

the exercise of options and the vesting of restricted stock granted prior to or after November 17, 2009 by the Board of Directors of the Company (the “Board”) to any person who, alone or together with its affiliates and associates, beneficially owned more than 20% of the Company’s Common Stock, par value $0.001 per share (“Common Stock”), on November 17, 2009 (an “Excluded Person”) and the immediate family members and certain related trusts, executors and trustees of an Excluded Person (the “Specified Persons”) would not trigger the Rights; and

•	Excluded Persons and Specified Persons could acquire beneficial ownership of additional shares of Common Stock without triggering the Rights so long as the Board approved the acquisition in advance.

The Amendment makes certain changes to the definition of “Acquiring Person” in the Rights Agreement to:

•

eliminate the exception permitting Excluded Persons and Specified Persons to acquire additional shares of Common Stock through the exercise of options or the vesting of restricted stock granted after November 17, 2009;

•

impose disposition and voting requirements on any shares of Common Stock acquired by Excluded Persons and Specified Persons upon the exercise after October 29, 2010 of any currently outstanding options; and

•	provide that any person may acquire beneficial ownership of additional shares of Common Stock without triggering the Rights so long as the Board approves the acquisition in advance.

The above summary of the Amendment is a general description only and is qualified in its entirety by the full text of the Amendment, a copy of which has been filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 29, 2010.

Text of the Rights Agreement Resolution

Stockholders will be asked at the special meeting of stockholders to be held on November 17, 2010 and any adjournment or postponement thereof (the “Special Meeting”) to consider and pass a resolution (the “Rights Agreement Resolution”) to ratify the adoption by the Board of the Rights Agreement. The text of the Rights Agreement Resolution is as follows:

BE IT RESOLVED THAT the adoption by the Board of the Rights Agreement, dated as of November 17, 2009, as amended February 17, 2010, June 23, 2010 and October 29, 2010, between the Company and Mellon Investor Services LLC, as submitted to this Special Meeting is hereby ratified.

The Board unanimously recommends that you vote FOR the resolution ratifying the adoption of the Rights Agreement.